Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive Omaha, NE 68154	David Pleiss Investor Relations (402) 963-1500 dmpleiss@west.com

West Corporation Reports Second Quarter 2012 Results

OMAHA, NE, July 18, 2012 – West Corporation, a leading provider of technology-driven communication services, today announced its second quarter 2012 results.

Financial Summary (unaudited)

(Dollars in millions)

	Three Months Ended June 30,					Six Months Ended June 30,
	2012		2011		Percent Change	2012		2011		Percent Change
Revenue		$661.9		$622.8	6.3%		$1,301.0		$1,233.6	5.5%
Adjusted EBITDA[1]		$179.5		$170.1	5.5%		$349.4		$338.1	3.3%
Adjusted EBITDA Margin		27.1%		27.3%			26.9%		27.4%
Cash Flows from Operations		$43.7		$44.7	-2.2%		$135.4		$148.4	-8.8%
Cash Flows used in Investing	-$	25.0	-$	149.4	NM	-$	135.6	-$	238.2	NM
Cash Flows from (used in) Financing	-$	27.7		$70.5	NM	-$	7.4		$53.0	NM
Net Income		$36.7		$34.4	6.7%		$70.7		$69.0	2.6%

[1]	See Reconciliation of Financial Measures below.

Consolidated Operating Results

For the second quarter of 2012, revenue was $661.9 million compared to $622.8 million for the same quarter last year, an increase of 6.3 percent. Revenue from acquired entities2 was $32.8 million during the second quarter of 2012. The Unified Communications segment had revenue of $369.5 million in the second quarter of 2012, an increase of 6.5 percent over the same quarter last year. The Communication Services segment had revenue of $295.2 million in the second quarter of 2012, 6.1 percent higher than the second quarter of 2011. The Company’s platform-based businesses3 had revenue of $485.2 million in the second quarter of 2012, an increase of 8.5 percent over the previous year.

Adjusted EBITDA for the second quarter of 2012 was $179.5 million, or 27.1 percent of revenue, compared to $170.1 million, or 27.3 percent of revenue, for the second quarter of 2011. A reconciliation of Adjusted EBITDA to cash flows from operating activities is presented below.

Cash flows from operations were $43.7 million for the second quarter of 2012, 2.2 percent lower than the same quarter last year.

Balance Sheet and Liquidity

At June 30, 2012, West Corporation had cash and cash equivalents totaling $84.9 million and working capital of $260.0 million. At March 31, 2012, the Company had $23.9 million of its revolving line of credit outstanding. The Company repaid this balance during the second quarter. At June 30, 2012, the Company’s available revolving lines of credit totaled $400 million.

Interest expense was $60.7 million during the three months ended June 30, 2012 compared to $68.5 million during the comparable period last year. The Company’s Adjusted EBITDA to net debt ratio was 4.75x at June 30, 2012.

During the second quarter of 2012, the Company invested $25.5 million in capital expenditures, primarily for software and computer equipment.

Conference Call

The Company will hold a conference call to discuss these topics on Thursday, July 19, 2012 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

[2]

Net revenue from entities acquired includes the acquisitions of Smoothstone in the Unified Communications segment and the acquisitions of Contact One, PivotPoint and HyperCube in the Communication Services segment.

[3]	Platform-based businesses include Unified Communications, Intrado, West Interactive and HyperCube.

About West Corporation

West Corporation is a leading provider of technology-driven communication services. West offers its clients a broad range of communications and network infrastructure solutions that help them manage or support critical communications. West’s customer contact solutions and conferencing services are designed to improve its clients’ cost structure and provide reliable, high-quality services. West also provides mission-critical services, such as public safety and emergency communications.

Founded in 1986 and headquartered in Omaha, Nebraska, West serves Fortune 1000 companies and other clients in a variety of industries, including telecommunications, retail, financial services, public safety, technology and healthcare. West has sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, competition in West’s highly competitive industries; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; security and privacy breaches of the systems West uses to protect personal data; the cost of pending and future litigation; the cost of defending West against intellectual property infringement claims; extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions and integrate or achieve the objectives of its recent and future acquisitions; future impairments of our substantial goodwill, intangible assets, or other long-lived assets; and West’s ability to recover consumer receivables on behalf of its clients. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; the ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except selected operating data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
Revenue	$661,895	$622,820	6.3%	$1,300,957	$1,233,638	5.5%
Cost of services	307,286	276,220	11.2%	598,988	547,823	9.3%
Selling, general and administrative expenses	233,110	223,849	4.1%	466,228	444,257	4.9%

Operating income	121,499	122,751	-1.0%	235,741	241,558	-2.4%
Interest expense, net	60,625	68,418	-11.4%	122,687	136,143	-9.9%
Other expense (income), net	1,691	(1,120)	NM	(1,039)	(5,812)	82.1%

Income before tax	59,183	55,453	6.7%	114,093	111,227	2.6%
Income tax expense	22,489	21,075	6.7%	43,355	42,269	2.6%

Net income	$36,694	$34,378	6.7%	$70,738	$68,958	2.6%

SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$369,527	$347,037	6.5%	$729,174	$678,159	7.5%
Communication Services	295,227	278,332	6.1%	576,964	560,409	3.0%
Intersegment eliminations	(2,859)	(2,549)	NM	(5,181)	(4,930)	NM

Total	$661,895	$622,820	6.3%	$1,300,957	$1,233,638	5.5%

Depreciation & Amortization:
Unified Communications	$22,137	$21,083	5.0%	$44,483	$42,227	5.3%
Communication Services	24,093	20,560	17.2%	45,062	41,558	8.4%

Total	$46,230	$41,643	11.0%	$89,545	$83,785	6.9%

Operating Income:
Unified Communications	$99,805	$96,470	3.5%	$196,941	$190,481	3.4%
Communication Services	21,694	26,281	-17.5%	38,800	51,077	-24.0%

Total	$121,499	$122,751	-1.0%	$235,741	$241,558	-2.4%

Operating Margin:
Unified Communications	27.0%	27.8%	-2.9%	27.0%	28.1%	-3.9%
Communication Services	7.3%	9.4%	-22.3%	6.7%	9.1%	-26.4%

Total	18.4%	19.7%	-6.6%	18.1%	19.6%	-7.7%

SELECTED OPERATING DATA ($M):
Cash flows from operations	43.7	44.7	-2.2%	135.4	148.4	-8.8%
Term loan facility	1,908.7	1,916.4	-0.4%
Revolving credit facilities	—	75.5
Senior and senior subordinated notes	1,600.0	1,600.0

Revenue from platform-based services ($M) (3)	485.2	447.2	8.5%	933.9	875.4	6.7%
Revenue from agent-based services ($M)	179.3	177.7	0.9%	372.1	362.8	2.6%

Condensed Balance Sheets

	Jun. 30, 2012	Dec. 31, 2011	% Change
Current assets:
Cash and cash equivalents	$84,855	$93,836	-9.6%
Trust and restricted cash	14,595	16,446	-11.3%
Accounts receivable, net	456,039	413,813	10.2%
Deferred income taxes receivable	19,170	10,068	90.4%
Prepaid assets	47,284	37,042	27.6%
Other current assets	53,929	50,581	6.6%

Total current assets	675,872	621,786	8.7%
Net property and equipment	346,373	350,855	-1.3%
Goodwill	1,811,086	1,762,635	2.7%
Other assets	500,265	492,242	-1.6%

Total assets	$3,333,596	$3,227,518	3.3%

Current liabilities	$415,900	$418,300	-0.6%
Long-term obligations	3,493,228	3,500,940	-0.2%
Other liabilities	248,457	204,691	21.4%

Total liabilities	4,157,585	4,123,931	0.8%
Stockholders’ deficit	(823,989)	(896,413)	8.1%

Total liabilities and stockholders’ deficit	$3,333,596	$3,227,518	3.3%

NM:	Not Meaningful

Reconciliation of Financial Measures

The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity, we use earnings before interest expense, share based compensation, taxes, depreciation and amortization, minority interest, non-recurring litigation settlement costs, other non-cash reserves, transaction costs and after acquisition synergies and excluding unrestricted subsidiaries, or “Adjusted EBITDA.” Adjusted EBITDA is not a measure of financial performance or liquidity under generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations or other income or cash flows data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Adjusted EBITDA is also used in our debt covenants, although the precise adjustments used to calculate Adjusted EBITDA included in our credit facility and indentures vary in certain respects among such agreements and from those presented below. Set forth below is a reconciliation of Adjusted EBITDA to cash flows from operations.

Amounts in thousands	Three Months Ended Jun. 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cash flow from operating activities	$43,711	$44,722	$135,374	$148,425
Income tax expense	22,489	21,075	43,355	42,269
Deferred income tax benefit (expense)	3,811	(13,949)	(7,707)	(20,005)
Interest expense, net of amortization	60,707	68,536	122,871	136,360
Amortization of debt issuance costs	(3,393)	(3,349)	(6,786)	(6,693)
Other	187	714	355	1,323
Changes in operating assets and liabilities, net of business acquisitions	41,404	49,907	45,938	33,480
Site closures, settlements and other costs	4,441	748	7,285	1,664
Acquisition synergies and transaction costs	6,476	2,459	8,462	5,176
Non-cash foreign currency loss (gain)	(331)	(792)	211	(3,935)

Adjusted EBITDA	$179,502	$170,071	$349,358	$338,064

Amounts in thousands	Three Months Ended Jun. 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cash flows from operating activities	$43,711	$44,722	$135,374	$148,425
Cash flows used in investing activities	$(24,978)	$(149,384)	$(135,630)	$(238,202)
Cash flows from (used in) financing activities	$(27,684)	$70,467	$(7,418)	$52,960

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